                                                                    EXHIBIT 11.1


                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                         Year Ended December 31, 1997
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

                                           Total Issued      Basic     Diluted
                                 Date        # Shares      Wtd. Avg.  Wtd. Avg.
                                 --------  ------------  -----------  ---------
Shares issued January 1, 1997     1/1/97      8,400,762    8,400,762  8,400,762

Treasury Shares                   1/1/97       (233,259)    (233,259)  (233,259)

Shares issued 1/1/97 - 12/31/97  Various      2,318,105    1,360,233  1,360,233

------------------------------ ----------  -------------  ----------  ---------
Basic weighted average shares   12/31/97     10,485,608    9,527,736  9,527,736


Dilutive transactions:
----------------------
Common stock equivalents (Scheduled below)                              998,029
Convertible Preferred - original issuance                               642,857
Convertible Preferred - 12/31/96 dividend                                 6,129
Convertible Preferred - 12/31/97 dividend                                46,607
                                                          ---------------------
Weighted average shares                                    9,527,736 11,221,358
                                                          =====================

Year ended December 31, 1997 Net Income                   $5,433,595 $5,433,595
                                                          =====================
Earnings Per Share                                             $0.57      $0.48
                                                          =====================

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
                                     Schedule of Common Stock Equivalents
                                     ------------------------------------
Closing price at end of period                  0.0000                                                     Diluted
   Average share price during period           10.1628                                      Diluted          Net
                                                              Exercise       Assumed      Treas. Shs.       Add'l
           Stock options & warrants            Number           Price       Proceeds        Acquired       Shares
----------------------------------------------------------------------------------------------------------------------
Shares included in Underwriter's Warrants      158,075         5.4800         866,251        85,237        72,838
Warrants included in Underwriter's Warrants    158,075         7.5000       1,185,563       116,657        41,418
Private Option (Grossman)                       49,693         2.2100         109,822        10,806        38,887
Bridge Warrants/Bank Warrants                   10,000         6.2500          62,500         6,150         3,850
Stock options & warrants - Plan Year
                1992                           105,109          0.938          98,540         9,696        95,413
                1992                           181,800          1.688         306,788        30,187       151,613
                1992                             8,000          1.840          14,720         1,448         6,552
                1992                           140,300          1.938         271,831        26,748       113,552
                1992                           300,099          2.210         663,219        65,259       234,840
                1992                             2,000          2.625           5,250           517         1,483
                1995                           127,000          4.250         539,750        53,110        73,890
                1995                            24,000          5.250         126,000        12,398        11,602
                1995                             6,000          5.375          32,250         3,173         2,827
                1995                            93,750          6.250         585,938        57,655        36,095
                1997                           287,100          7.438       2,135,306       210,109        76,991
                1992                             2,500          7.500          18,750         1,845           655
                1995                            88,300          8.000         706,400        69,508        18,792
                1992                             9,000          8.125          73,125         7,195         1,805
                1997                           150,000          8.188       1,228,125       120,845        29,155
                1992                             1,500          8.625          12,938         1,273           227
                1992                           280,000         10.688       2,992,500       294,455       (14,455)
Price Warrants                                  60,000        12.2500               0             0             0
                                            ----------                                                   --------
Total Common Stock Equivalents               2,242,301                                                    998,029
                                            ==========                                                   ========

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